UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2023 (August 1, 2023)

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6303 Cowboys Way, Suite 600 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ADUS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 1, 2023, Addus HealthCare, Inc., an Illinois corporation (“Addus HealthCare”) and a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), completed its acquisition of American Home Care, LLC, a Tennessee limited liability company (“AHC”), and its subsidiaries, Homecare, LLC, a Tennessee limited liability company (“Homecare”); Tennessee Valley Home Care, LLC (d/b/a Tennessee Quality Care – Home Health), a Tennessee limited liability company (“TQC – Home Health”); and Tri-County Home Health and Hospice, LLC (d/b/a Tennessee Quality Care - Hospice), a Tennessee limited liability company (“TQC – Hospice”, and together with AHC, Homecare, and TQC – Home Health the “Acquired Companies”).

Pursuant to the terms of the previously announced Membership Interests Purchase Agreement (the “Purchase Agreement”), dated as of June 28, 2023, among (i) Addus HealthCare, (ii) HHH Newco Holdings, LLC, a Michigan limited liability company (“Seller”), (ii) American Health Companies, LLC, a Tennessee limited liability company (“Seller Parent”), and (iii) the Acquired Companies, Addus HealthCare acquired all of the issued and outstanding membership interests of AHC from Seller for a cash purchase price of $106.0 million, subject to customary adjustments for working capital and other items, which was paid in full in cash at the closing. The purchase was funded through a combination of cash on hand and borrowings under the Company’s credit facility.

Based in Franklin, Tennessee, the Acquired Companies currently serve patients across the state of Tennessee.

The Purchase Agreement contains customary representations, warranties and covenants made by Addus HealthCare and AHC. Addus HealthCare purchased a buy-side representations and warranties insurance policy. The representations and warranties insurance policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 1, 2023, the Company issued the Press Release announcing the completion of the acquisition of the Acquired Companies. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(d) Exhibits:

Exhibit No.	Description

10.1	Membership Interests Purchase Agreement, dated June 28, 2023, by and among Addus HealthCare, Inc., HHH Newco Holdings, LLC, American Health Companies, LLC, American Home Care, LLC, Homecare, LLC, Tennessee Valley Home Care, LLC, and Tri-County Home Health and Hospice, LLC (filed on August 1, 2023 as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-34504) and incorporated by reference herein).

99.1	Press Release, dated August 1, 2023.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: August 1, 2023	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer